Barack Ferrazzano Kirschbaum & Nagelberg llp
200 WEST MADISON STREET, SUITE 3900
CHICAGO, ILLINOIS 60606

April 4, 2011

Medgenics, Inc.
8000 Towers Crescent Drive
Suite 1300
Vienna, Virginia  22182

Ladies and Gentlemen:

We are acting as counsel to Medgenics, Inc. (the “Company”), a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (File No. 333-170425), initially filed with the Commission on November 5, 2010, and all pre-effective amendments thereto (the “Registration Statement”).  The Registration Statement registers the offering and sale by the Company (the “Offering”) of the following securities (all of which are collectively referred to herein as the “Securities”):

(a)           up to an aggregate of 2,875,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

(b)           up to an aggregate of 2,875,000 redeemable Common Stock purchase warrants (the “Warrants”); and

(c)           up to an aggregate of 2,875,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

Each Warrant entitles the holder thereof to purchase one Warrant Share at any time during the five-year period commencing upon issuance, and will have an exercise price equal to 120% of the offering price of the Common Stock issued in the Offering.

In connection with this opinion, we have reviewed originals or copies (certified or otherwise identified to our satisfaction) of the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated By-laws, resolutions adopted by the Company’s Board of Directors and committees thereof, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant in rendering this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents and the conformity of the Warrants to the form of Warrant attached as an exhibit to the Registration Statement.  As to matters of fact, we have relied upon representations of officers of the Company.

Barack Ferrazzano Kirschbaum & Nagelberg llp

Medgenics, Inc.
April 4, 2011

Based on the foregoing and in reliance thereon, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(i)           the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

(ii)           the Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

(iii)           each Warrant, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and

(iv)           the Warrant Shares, when issued and sold by the Company upon exercise in accordance with and in the manner described in the Registration Statement and as provided in the Warrant, will be validly issued, fully paid and non-assessable.

We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Delaware, and, as to the Warrants constituting valid and legally binding obligations of the Company, solely to the laws of the State of New York.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein.  This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof.  We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusion stated in this opinion letter).

Barack Ferrazzano Kirschbaum & Nagelberg llp

Medgenics, Inc.
April 4, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the related prospectus under the heading “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP